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                                                                    Exhibit 99.1

                                   PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR:                               MEDIA CONTACT:

     Vaughn Communications, Inc.   E. David Willette
     5050 West 78th Street         Vaughn Communications, Inc.
     Minneapolis, MN  55402        (612) 832-3200


Vaughn Communications, Inc. Announces Approval of Merger at Special Shareholder Meeting

     February 23, 1999, Minneapolis, Minnesota - Vaughn Communications, Inc. (Nasdaq National Market System: VGHN) ("Vaughn") today announced that at a Special Meeting of Shareholders held today (February 23, 1999), the proposed merger of Vaughn and Twin Acquisition Corp., an indirect wholly-owned subsidiary of Allied Digital Technologies Corp., has been approved.

     As previously announced, under the terms of the Merger Agreement, stockholders will receive $10.00 per share. Following the Merger, if consummated, Vaughn will no longer be publicly traded.

     Vaughn currently expects the Merger and related financings will be consummated in the near future, subject to fulfillment or waiver of applicable conditions to the closing of the Merger.

     Vaughn is a multimedia business services provider of high volume video tape duplication an CD-ROM replication for the corporate, educational and institutional user.

     Statements contained in this press release which are not historical facts are forward-looking statements. Such forward-looking statements are necessary estimates reflecting the best judgment of the party making such statements based upon current information and involve a number of risks and uncertainties. Forward-looking statements contained in this press release or in other public statements of the parties should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

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